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                                                                       EXHIBIT 5


                     [LETTERHEAD OF GREENBERG TRAURIG, P.A.]

                               September 15, 2003

Board of Directors
Summit Financial Services Group, Inc.
980 North Federal Highway, Suite 310
Boca Raton, Florida 33432

Re:      Registration Statement on Form S-4
         Summit Financial Services Group, Inc.

Gentlemen:

         In connection with the proposed offering of up to 28,120,064 shares of common stock, $.0001 par value (the "Common Stock"), by Summit Financial Services Group, Inc. (the "company"), covered by the company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock, we, as counsel to the company, have reviewed:

         (1) the Amended and Restated Articles of Incorporation of the company;

         (2) the Bylaws of the company;

         (3) resolutions adopted by the Board of Directors of the company relating to the Registration Statement;

         (4) the Registration Statement; and

         (5) a form of the certificate representing shares of the Common Stock.

         Based solely upon our review of the foregoing, it is our opinion that:

         (a) The company has been duly incorporated under the laws of the State of Florida and is validly subsisting and in good standing under the Laws of such State.

         (b) The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the company and fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our name in the proxy statement/prospectus included in the registration statement under the caption "Legal Opinion."

                                       Very truly yours,

                                       /s/ GREENBERG TRAURIG, P.A.